EXHIBIT 99.2
90-92 Main Street, P.O. Box 58
Wellsboro, PA 16901
Phone: (570) 724-3411 Fax: (570) 723-8097
E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com
Stock Symbol: CZNC
Chartered 1864
FEDERAL DEPOSIT INSURANCE CORP
June 30, 2008
QUARTERLY REPORT
Dear Shareholder:
          Your company continues to improve its bottom line performance despite the current turmoil in the US and world economies. Net income for the first six months of 2008 is up 56.33%, or $2.5 million over the same period last year. Annualized return on average assets increased to 1.07% and annualized return on average equity increased to 10.16%. The net income enhancements from the acquisition of Citizens Bancorp and its subsidiary Citizens Trust Company, along with a more favorable rate curve, improved other income from deposit account fees and trust services, and the additional contributions from the earnings-enhancement/expense-reduction initiative we implemented in the second half of 2007 have all contributed significantly to the net income improvement.
          Management is currently working with a nationally known and an American Bankers Association endorsed “best practices” financial consulting company to further improve future performance. We are very excited about the opportunities for increased revenue and decreased expenses that will result from the implementation of the identified best practices. We will be able to report more in future communications on the positive effects of the changes we will be making.
          When the Russell 2000 index was reconstituted on June 27th, CZNC was added. We were first added to the Russell 2000 in June 2006 and then dropped from the index in June 2007. Membership in the index is determined solely on market capitalization. Our addition to the index in 2006 and the subsequent exit in 2007 seemed to result in significant price volatility. Since 2007, the index managers have adopted procedures that are designed to mitigate the price volatility that company stocks experience when being added to or dropped from the index. Despite that, our stock price seemed to be adversely affected by our addition to the index. We cannot determine a specific reason for the price drop. Currently it is widely known that financial stock prices are being affected by the negative news emanating from that market sector. We believe the market should positively receive our financial condition and performance.
          Thanks for your continued support.
Craig G. Litchfield
Chairman, President, & CEO

CITIZENS & NORTHERN CORPORATION
BOARD OF DIRECTORS
Craig G. Litchfield Chairman of the Board

Dennis F. Beardslee	Raymond R. Mattie
R. Robert DeCamp	Edward H. Owlett, III
Jan E. Fisher	Leonard Simpson
R. Bruce Haner	James E. Towner
Susan E. Hartley	Ann M. Tyler
Leo F. Lambert	Charles H. Updegraff, Jr.
Edward L. Learn
DIRECTOR EMERITUS
          Karl W. Kroeck
CITIZENS & NORTHERN BANK
OFFICES

428 S. Main Street, ATHENS, PA 18810	570-888-2291
10 N Main Street, COUDERSPORT, PA 16915	814-274-9150
111 Main Street, DUSHORE, PA 18614	570-928-8124
Main Street, EAST SMITHFIELD, PA 18817	570-596-3131
104 Main Street, ELKLAND, PA 16920	814-258-5111
135 East Fourth Street, EMPORIUM, PA 15834	814-486-1112
230-232 Railroad Street, JERSEY SHORE, PA 17740	570-398-4555
102 E. Main Street, KNOXVILLE, PA 16928	814-326-4151
Main Street, LAPORTE, PA 18626	570-946-4011
Main Street, LIBERTY, PA 16930	570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933	570-662-1111
RR 2 Box 3036, MONROETON, PA 18832	570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756	570-546-6666
100 Maple Street, PORT ALLEGANY, PA 16743	814-642-2571
Thompson Street, RALSTON, PA 17763	570-995-5421
1827 Elmira Street, SAYRE, PA 18840	570-888-2220
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702	570-601-3016
41 Main Street, TIOGA, PA 16946	570-835-5236
428 Main Street, TOWANDA, PA18848	570-265-6171
Court House Square, TROY, PA 16947	570-297-2159
90-92 Main Street, WELLSBORO, PA 16901	570-724-3411
130 Court Street, WILLIAMSPORT, PA 17701	570-320-0100
1510 Dewey Ave., WILLIAMSPORT, PA 17702	570-323-9305
Route 6, WYSOX, PA 18854	570-265-9148

TRUST & FINANCIAL MANAGEMENT GROUP
90-92 Main Street, Wellsboro, PA 16901	800-487-8784
428 Main Street, Towanda, PA 18848	888-987-8784
503 N. Elmira Street, Sayre, PA 18840	888-760-8192
130 Court Street, Williamsport, PA 17701	570-601-6000

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901	800-726-2265
BANKCARD SERVICES - 10 Nichols St., Wellsboro PA 16901	800-676-6639
CASH MANAGEMENT / INTERNET BANKING – 10 Nichols St., Wellsboro, PA 16901	570-724-0266
www.cnbankpa.com
FUNDS MANAGEMENT – 10 Nichols St., Wellsboro, PA 16901	800-577-9397
www.fmt@cnbankpa.com
C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

FIRST STATE BANK
OFFICES
3 Main Street, CANISTEO, NY 14823	607-698-4295
6250 County Route 64, HORNELL, NY 14843	607-324-4081
www.fsbcanisteo.com

CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Data) (Unaudited)

	2ND	1ST	2ND	6 MONTHS ENDED
	QUARTER	QUARTER	QUARTER	JUNE
	2008	2008	2007	2008	2007
	(Current)	(Prior Qtr)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$18,373	$18,700	$17,692	$37,073	$33,935
Interest Expense	7,724	8,656	8,679	16,380	16,679

Interest Margin	10,649	10,044	9,013	20,693	17,256
Provision for Loan Losses	(376)	904	—	528	229

Interest Margin After Provision for Loan Losses	11,025	9,140	9,013	20,165	17,027
Other Income	3,155	3,487	2,644	6,642	4,732
Net Losses on Available-for-sale Securities	(867)	(110)	(1,172)	(977)	(11)
Other Expenses	8,257	8,464	8,189	16,721	16,436

Income Before Income Tax Provision	5,056	4,053	2,296	9,109	5,312
Income Tax Provision	1,303	937	360	2,240	918

NET INCOME	$3,753	$3,116	$1,936	$6,869	$4,394

PER SHARE DATA:
Net Income — Basic	$0.42	$0.35	$0.22	$0.77	$0.51
Net Income — Diluted	$0.42	$0.35	$0.22	$0.76	$0.51
Dividend Per Share	$0.24	$0.24	$0.24	$0.48	$0.48
Number Shares Used in Computation — Basic	8,963,552	8,974,407	8,785,690	8,968,999	8,582,047
Number Shares Used in Computation — Diluted	8,977,540	8,991,327	8,798,719	8,984,398	8,597,530
CONSOLIDATED BALANCE SHEET
(In Thousands, Except Per Share Data) (Unaudited)

	JUNE 30,	MARCH 31,	JUNE 30,
	2008	2008	2007
ASSETS
Cash & Due from Banks	$26,202	$37,479	$42,814
Trading Securities	1,770	5,350	2,514
Available-for-Sale Securities	422,590	423,235	344,283
Loans, Net	741,378	720,928	747,114
Intangible Assets	13,116	13,272	13,758
Other Assets	82,004	80,033	74,500

TOTAL ASSETS	$1,287,060	$1,280,297	$1,224,983

LIABILITIES
Deposits	$848,393	$842,884	$871,141
Repo Sweep Accounts	33,959	36,894	30,004

Total Deposits and Repo Sweeps	882,352	879,778	901,145
Borrowed Funds	265,060	260,074	172,704
Other Liabilities	9,174	8,731	9,641

TOTAL LIABILITIES	1,156,586	1,148,583	1,083,490

SHAREHOLDERS’ EQUITY
Shareholders’ Equity, Excluding Accumulated Other Comprehensive Income/Loss	146,664	145,125	143,297
Accumulated Other Comprehensive Income/ Loss:
Net Unrealized Gains/Losses on Available-for-sale Securities	(15,796)	(13,012)	(636)
Defined Benefit Plans Adjustment, Net	(394)	(399)	(1,168)

TOTAL SHAREHOLDERS’ EQUITY	130,474	131,714	141,493

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,287,060	$1,280,297	$1,224,983

CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)

6 MONTHS ENDED	%
JUNE	INCREASE
2008	2007	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$6,869	$4,394	56.33%
Return on Average Assets	1.07%	0.76%	40.79%
Return on Average Equity	10.16%	6.49%	56.55%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,287,060	$1,224,983	5.07%
Available-for-sale Securities	422,590	344,283	22.74%
Loans (Net)	741,378	747,114	-0.77%
Allowance for Loan Losses	8,446	8,922	-5.34%
Deposits and Repo Sweep Accounts	882,352	901,145	-2.09%
Trust Assets Under Management	624,041	666,425	-6.36%

SHAREHOLDERS’ VALUE (PER SHARE) (*)
Net Income — Basic	$0.77	$0.51	50.98%
Net Income — Diluted	0.76	0.51	49.02%
Dividends	0.48	0.48	0.00%
Book Value	14.57	15.73	-7.37%
Tangible Book Value	13.11	14.20	-7.68%
Market Value (Last Trade)	16.56	19.56	-15.34%
Market Value / Book Value	113.66%	124.35%	-8.60%
Market Value / Tangible Book Value	126.32%	137.75%	-8.30%
Price Earnings Multiple	10.75	x	19.18	x	-43.95%
Dividend Yield	5.80%	4.91%	18.13%

SAFETY AND SOUNDNESS
Tangible Equity / Tangible Assets	9.21%	10.55%	-12.70%
Nonperforming Assets /
Total Assets	0.45%	0.56%	-19.64%
Allowance for
Loan Losses /
Total Loans	1.13%	1.18%	-4.24%
Risk Based Capital Ratio	16.36%	16.80%	-2.62%

AVERAGE BALANCES
Average Assets	1,281,100	1,154,053	11.01%
Average Equity	135,162	135,311	-0.11%

(*)	For purposes of per share calculations, the market value and number of outstanding shares have been retroactively adjusted for the effects of 1% stock dividends issued in January of each year presented.